UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 10, 2006

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     On July 10, 2006, Mall at Lehigh Valley, L.P. (the “Borrower”) entered into a $150.0 million mortgage loan with JPMorgan Chase Bank, N.A. which is secured by Lehigh Valley Mall in Whitehall, Pennsylvania. Pennsylvania Real Estate Investment Trust (the “Company”) and affiliates of Kravco Simon Company each have an indirect 50% ownership interest in the Borrower. Simon Property Group, Inc. is an affiliate of Kravco Simon Company. The mortgage loan has an initial term of 12 months, during which the Borrower is required to make payments of interest only. The Borrower has three one-year extension options, provided that there is no event of default and that the Borrower buys an interest rate cap for the initial term and for the term of any applicable extension. The loan bears interest at the one month LIBOR rate, reset monthly, plus a spread of 56 basis points. The initial interest rate is 5.905%. The Borrower may not prepay the loan until August 9, 2007. Thereafter, the Borrower may prepay the loan in full on any monthly payment date. The loan contains various customary events of default, including, among others, nonpayment of principal, interest, fees or other amounts; inaccuracy of representations; violation of covenants; and certain bankruptcy events. If an event of default occurs, then, subject to the Borrower’s specified cure rights, the lender may exercise all available remedies, including declaring the entire outstanding balance of the loan, including all accrued and unpaid interest, any prepayment premium and late charges and other amounts, to be immediately due and payable. The Borrower used a portion of the proceeds of the loan to repay the previous first mortgage on the property. The existing mortgage had a balance of approximately $44.6 million. The Company used the remaining proceeds of its portion of this mortgage loan of approximately $51.9 million to repay a portion of the outstanding balance under its unsecured revolving credit facility and for working capital.

Item 9.01   Financial Statements and Exhibits.

(d)      Exhibits

     10.1      Promissory Note, dated July 10, 2006, in the principal amount of $150.0 million, issued by Mall at Lehigh Valley, L.P. in favor of JPMorgan Chase Bank, N.A.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: July 13, 2006	By:	/s/ Bruce Goldman
Bruce Goldman Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Promissory Note, dated July 10, 2006, in the principal amount of $150.0 million, issued by Mall at Lehigh Valley, L.P. in favor of JPMorgan Chase Bank, N.A.